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CUISP NO.:  318908  10  0                 13G                        Page 9 of 9
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                                                                       EXHIBIT A


                        AGREEMENT REGARDING JOINT FILING
                          OF STATEMENT ON SCHEDULE 13G


         The undersigned agree to file jointly with the Securities and Exchange Commission (the "SEC") any and all statements on Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with the disclosure by the undersigned of ownership and/or purchases of securities of First Central Financial Corporation.

Dated:  February 9, 1996



                                            SIMON COMMERCIAL CORPORATION


                                            By: /s/ Martin J. Simon
                                               -----------------------------
                                               Name: Martin J. Simon
                                               Title:  President



                                             /s/ Martin J. Simon
                                             -------------------------------
                                               Martin J. Simon


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